Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Wells Fargo & Company:
We consent to the incorporation by reference in the registration statements noted below on Forms S-3, S-4 and S-8 of Wells Fargo & Company (the “Company”), of our report dated February 25, 2008, with respect to: (a) the consolidated balance sheet of Wells Fargo & Company and Subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of income, changes in stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2007; and (b) the effectiveness of internal control over financial reporting as of December 31, 2007; which reports appear in the Company’s December 31, 2007 Annual Report on Form 10-K. Our report on the aforementioned consolidated financial statements refers to a change in the method of accounting for income taxes, leveraged lease transactions, certain mortgages held for sale and retained interests, and provided additional disclosure regarding the measurement of fair value for financial assets and liabilities in 2007 and refers to a change in the method of accounting for residential mortgage servicing rights, stock-based compensation, and pensions in 2006.

Registration
Statement Number	Form	Description

333-76330	S-3	Deferred Compensation Plan for Independent Contractors
333-103711	S-3	Universal Shelf 2003
333-135006	S-3	Universal Shelf 2006
333-138793	S-3	Wells Fargo Direct Purchase and Dividend Reinvestment Plan
333-68512	S-4	Acquisition Registration Statement
333-115993	S-4	Acquisition Registration Statement
333-121545	S-4/S-8	First Community Capital Corporation
333-83604	S-4/S-8	Tejas Bancshares, Inc.
033-57904	S-4/S-8	Financial Concepts Bancorp, Inc.
333-63247	S-4/S-8	Former Wells Fargo & Company
333-37862	S-4/S-8	First Security Corporation
333-45384	S-4/S-8	Brenton Banks, Inc.
333-107230	S-4/S-8	Pacific Northwest Bancorp
333-142102	S-4/S-8	Placer Sierra Bancshares
333-144455	S-4/S-8	Greater Bay Bancorp
333-103776	S-8	Long-Term Incentive Compensation Plan
333-128598	S-8	Long-Term Incentive Compensation Plan
333-103777	S-8	PartnerShares Plan
333-123241	S-8	401(k) Plan
333-105091	S-8	Directors Stock Compensation and Deferral Plan
333-54354	S-8	Deferred Compensation Plan
333-115994	S-8	Deferred Compensation Plan
333-142941	S-8	Deferred Compensation Plan
333-123243	S-8	Wells Fargo Stock Purchase Plan
/s/ KPMG LLP
San Francisco, California
February 29, 2008